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                                                                    EXHIBIT 99.2

                                                           FOR IMMEDIATE RELEASE

                  Smithfield Foods Sells $300 Million in Notes

Smithfield, Virginia (October 18, 2001)--Smithfield Foods, Inc. announced that it has sold $300 million aggregate principal amount of its senior unsecured notes due 2009. The offered notes will bear interest at a fixed rate of 8%.

The company is offering the notes in reliance on an exemption from registration for offers and sales of securities that do not involve a public offering. The offering and sale of the notes have not been registered under the Securities Act of 1993, as amended, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This news release may contain "forward-looking" information within the meaning of the federal securities laws. The forward-looking information may include statements concerning the Company's outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include availability and prices of live hogs, raw materials and supplies, live hog production costs, product pricing, the competitive environment and related market conditions, operating efficiencies, access to capital, the cost of compliance with environmental and health standards, adverse results from ongoing litigation and actions of domestic and foreign governments.

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Contact:
Jerry Hostetter
Smithfield Foods, Inc.
(212) 758-2100